Exhibit 10.2

PROMISSORY NOTE

$3,500,000.00	Pittsburgh, Pennsylvania March 28, 2023

FOR VALUE RECEIVED, STRONGHOLD DIGITAL HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to the order of BRUCE - MERRILEES ELECTRIC CO. (the “Noteholder”) the principal amount of $3,500,000.00 (THREE MILLION FIVE HUNDRED THOUSAND DOLLARS) (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (this “Note”).

1.           Payment Dates.

(a)          Interest Payment Dates. Interest on the principal amount of the Loan shall be payable monthly, in arrears, beginning on April 30, 2023 and on the last Business Day (defined below) of every month (each such day a “Payment Date”) thereafter until all principal amounts outstanding under this Note shall be paid in full.

(b)          Principal Payment Dates. So long as (i) no Default or Event of Default has occurred or is occurring (as those terms are defined in that certain Credit Agreement dated October 27, 2022 (as amended from time to time, the “Credit Agreement”) by and between Stronghold, the Borrower, each Guarantor (as defined in the Credit Agreement) and WhiteHawk Finance LLC, and (ii) no PIK Option (as such term is defined in that certain First Amendment to Credit Agreement dated February 6, 2023) has been elected by the Borrower, the Borrower shall pay $500,000 of the principal amount of the Loan in four equal monthly installments of $125,000 on each of the four initial Payment Dates.

(c)          The remaining principal balance of $3,000,000.00 shall be due and owing upon demand at the earlier to occur of (i) ninety (90) days following Borrower’s payment in full of its current indebtedness to WhiteHawk Capital Partners L.P. or receipt of consent from WhiteHawk Capital Partners L.P. to payment by Borrower to Bruce & Merrilees Electric Company, or (ii)  that later to occur of one (1) day following the Final Maturity Date (as such term is defined in the Credit Agreement) or Payment in Full (as such term is defined in the Credit Agreement) of the Obligation (as such term is defined in the Credit Agreement) under the Credit Agreement.

2.           Interest.

(a)          Interest Rate. The principal amount outstanding under this Note from time to time shall bear interest at a rate per annum (the “Interest Rate”) equal to SEVEN AND ONE HALF percent (7.50%).

(b)          Computation of Interest. All computations of interest hereunder shall be made on the basis of a year of 365/366 days, as the case may be, and the actual number of days elapsed. Interest shall begin to accrue on the Loan on the date of this Note. For any portion of the Loan that is repaid, interest shall not accrue on the date on which such payment is made.

(c)          Interest Rate Limitation. If at any time the Interest Rate payable on the Loan shall exceed the maximum rate of interest permitted under applicable law, such Interest Rate shall be reduced automatically to the maximum rate permitted.

3.           Payment Mechanics.

(a)          Manner of Payment. All payments of principal and interest shall be made in US dollars no later than 2:00 PM on the date on which such payment is due. Such payments shall be made by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

(b)          Application of Payments. All payments shall be applied, first, to fees or charges outstanding under this Note, second, to accrued interest, and, third, to principal outstanding under this Note.

(c)          Business Day. Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and interest shall be calculated to include such extension. “Business Day” means a day other than Saturday, Sunday, or other day on which commercial banks in Pittsburgh, Pennsylvania are authorized or required by law to close.

4.           Representations and Warranties. The Borrower represents and warrants to the Noteholder as follows:

(a)          Existence. The Borrower is a limited liability company duly formed, validly existing, and in good standing under the laws of the state of its organization.

(b)          Compliance with Law. The Borrower is in compliance in all material respects with all laws, statutes, ordinances, rules, and regulations applicable to or binding on the Borrower, its property, and business.

(c)          Power and Authority. The Borrower has the requisite power and authority to execute, deliver, and perform its obligations under this Note.

(d)          Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary limited liability company action in accordance with applicable law. The Borrower has duly executed and delivered this Note.

5.           Events of Default. The failure of the Borrower to pay any principal or interest on the Loan within ten (10) days after the date such amount is due shall constitute an “Event of Default” hereunder.

6.           Remedies. Upon the occurrence and during the continuance of an Event of Default, the Noteholder may, at its option, by written notice to the Borrower declare the outstanding principal amount of the Loan, accrued and unpaid interest thereon, and all other amounts payable hereunder immediately due and payable.

7.           Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based on, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

8.           Disputes.

(a)          Submission to Jurisdiction.

(i)          The Borrower irrevocably and unconditionally (A) agrees that any action, suit, or proceeding arising from or relating to this Note may be brought in the Lawrence County Court of Common Pleas, Pennsylvania or the United States District Court for the Western District of Pennsylvania, and (B) submits to the exclusive jurisdiction of such courts in any such action, suit, or proceeding. Final judgment against the Borrower in any such action, suit, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(ii)         Nothing in this Section 8(a) shall affect the right of the Noteholder to bring any action, suit, or proceeding relating to this Note against the Borrower or its properties in the courts of any other jurisdiction.

(iii)        Nothing in this Section 8(a) shall affect the right of the Noteholder to serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

(b)          Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to the laying of venue in any action, suit, or proceeding relating to this Note in any court referred to in Section 8(a), and (ii) the defense of inconvenient forum to the maintenance of such action, suit, or proceeding in any such court.

(c)          Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

9.           Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any individual, corporation, company, limited liability company, trust, joint venture, association, partnership, unincorporated organization, governmental authority, or other entity.

10.         Integration. This Note and the Settlement Agreement and Mutual Release entered into on even date herewith constitutes the entire contract between the Borrower and the Noteholder with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto. This Note and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”), dated as of March 28, 2023 between WHITEHAWK CAPITAL PARTNERS LP, as the Senior Agent (as defined therein), BRUCE & MERRILEES ELECTRIC COMPANY, as the Subordinated Creditor, and the other Loan Parties (as defined therein) party thereto, to the indebtedness (including interest). For the avoidance of doubt, Borrower shall not be entitled to make, and Noteholder shall not be entitled to receive, any payment under or pursuant to this Note if such payment is prohibited under the Subordination Agreement or the Credit Agreement. 11.Amendments and Waivers. No term of this Note may be waived, modified, or amended, except by an instrument in writing signed by the Borrower and the Noteholder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

12.         No Waiver; Cumulative Remedies. No failure by the Noteholder to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The rights, remedies, and powers herein provided are cumulative and not exclusive of any other rights, remedies, or powers provided by law.

13.         Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or render such term or provision invalid or unenforceable in any other jurisdiction.

14.         Counterparts. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (“pdf” or “tif”) format shall be as effective as delivery of a manually executed counterpart of this Note.

15.         Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic and digital signatures and the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures and paper-based recordkeeping systems, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. Law §§ 301-309), and any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first set forth above.

STRONGHOLD DIGITAL HOLDINGS, LLC

		By	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Authorized Person

ACKNOWLEDGED AND ACCEPTED BY
BRUCE & MERRILEES ELECTRIC COMPANY

By	/s/ Jay H. Bruce
Name: Jay H. Bruce
Title: President & CEO